Letter Agreement re: Modification to August Restructuring Agreement


         This is to confirm the agreement reached on February 13, 2002 by Netgateway, Inc. (the "Company"), a Delaware corporation, and King William LLC ("King William") pursuant to which the parties agreed to amend certain terms of the Second Restructuring Agreement, dated as of July 11, 2001 (the "Second Agreement") pursuant to which King William converted its convertible promissory note for certain consideration which included the issuance by the company of a new promissory note in the amount of $400,000 (the "New Note").

         1. The New Note is amended (a) to provide for a final maturity on July 10, 2006 and (b) to provide that interest shall accrue at the rate stated in the New Note and be added to the principal balance thereof until August 13, 2002 and that thereafter interest shall be payable as provided in the New Note except that the Company may pay interest in either cash or common stock of the Company, said common stock to be valued at an amount equal to the average closing bid price of the Company's common stock during the five trading days prior to the date the interest payment is made.

         2. Notwithstanding any other agreements between the Company and King William (a) the Company shall not be required to file a registration statement with respect to the common stock of the Company currently held by King William or acquirable by it upon exercise of the warrants held by it, and the New Note is hereby amended to delete any reference to any requirement that the Company must file any registration statement and to eliminate all provisions that contain or refer to any defaults, penalties or other consequences as a result of the failure to file a registration statement; and (b) the Company agrees that if it files a registration statement for resale of its common stock by its stockholders that it will include in such registration statement the shares of common stock of the Company held by King William including shares underlying any warrants or as payment of interest.

         3. The Company shall issue 100,000 shares of restricted, legend 144 stock within ten business days of the signing agreement. No additional warrants or stock shall be issued or cash paid as a result of the failure by the Company to register the common stock of the Company held by King Williams as contemplated by the Second Agreement.

         4. King William hereby waives any default by the Company under the Second Agreement and the New Note associated with its failure to pay interest and failure to file the registration statement.

         5. The selling limitations in Section 4 of the Second Agreement shall no longer be in effect. King William shall be bound only by the limitations under Rule 144 relating to the resale of any securities. Should the common shares, including any common shares underlying warrants and as payment of interest, be registered as part of King William's piggyback registration rights, King William shall have no selling limitations with respect to the resale of such shares.

         6. This agreement is effective upon receipt by the Company of a $1,000,000 equity investment by March 15, 2002. If such investment is not received by March 15, 2002, this agreement shall be null and void.

         7. All other terms of the Second Agreement shall remain in full force and effect.

         8. This Agreement shall be governed by and construed in accordance with the laws of the state of California and may only be amended by a written agreement signed by an authorized representative of the parties. All of the provisions relating to section 9 of the Second Agreement relating to choice of law and venue shall apply to this agreement. In addition, each party agrees to waive its right to a trial by jury.

         Sincerely,

                                                       --------         -------
                                                       Initial           Initial

Netgateway, Inc.


By:______________________

Accepted and Agreed

King William, LLC


By:______________________